                                 SCHEDULE 14A
                                (Rule 14A-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ / Preliminary Proxy Statement   Confidential, for Use of the Commission Only
                                   (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           GEORGIA BANCSHARES, INC.
-------------------------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

/ / (1)    Title of each class of securities to which transaction applies:

/ / (2)    Aggregate number of securities to which transaction applies:

/ / (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)     Amount Previously Paid:
           (2)     Form, Schedule or Registration Statement No.:
           (3)     Filing Party:
           (4)     Date Filed:

PROXY                    GEORGIA BANCSHARES, INC. .

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned stockholder hereby appoints Eugene L. Argo and Ted
A. Murphy, each or any one of them, with full power of substitution, as Proxies to represent and to vote, as designated below, all the shares of common stock of Georgia Bancshares, Inc. (the "Company"), held of record by the under signed on April 15, 1997, at the Annual Meeting of the Shareholders (the " Annual Meeting") to be held on May 15, 1997, or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.
PROPOSAL 1.  ELECTION OF DIRECTORS TO SERVE THREE-YEAR TERMS.

Nominees      James L. Armstrong, Jr., Thomas M. Carnes and Robert C. Pittard

Check    / /  For all Nominees listed               / /  Withhold Authority to
One           above (except as marked                    vote for all Nominees
Box           to the contrary below)                     listed above

Instructions: To withhold authority to vote for any individual Nominee, write that Nominee's name in the space provided below:

                   ________________________________________

-------------------------------------------------------------------------------
PROPOSAL 2.  TO RATIFY THE SELECTION OF PORTER KEADLE MOORE, LLP AS
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY

              / /  For                 / /  Against           / /  Abstain
-------------------------------------------------------------------------------
In their discretion, the Proxies are authorized to vote upon such of the matters as may properly come before the Annual Meeting.

           This Proxy revokes all prior proxies with respect to the Annual Meeting and may be revoked prior to its exercise. Unless otherwise specified, this Proxy will be voted for all the Nominees proposed by the Board of Directors and for the ratification of the selection of independent certified public accountants and in the discretion of the persons named as Proxies on all other matters which may properly come before the Annual Meeting or any adjournments thereof.

           Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, adminstrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

SHARES:___________________________  DATED:____________, 1997
__________________________________
Signature
__________________________________
Signature if held jointly
               PLEASE MARK, SIGN ABOVE, DATE, AND RETURN THIS PROXY
                     PROMPTLY IN THE ENVELOPE FURNISHED.

                           GEORGIA BANCSHARES, INC.
                         the bank holding company for
                          Community Bank of Georgia
                          3333 Lawrenceville Highway
                           Tucker, Georgia  30084
                                (770) 491-3333


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held May 15, 1997


To:  The Shareholders of Georgia Bancshares, Inc.:

     The Annual Meeting of Shareholders (the "Annual Meeting") of
Georgia Bancshares, Inc. (the "Company") will be held at Decatur Holiday Inn Select, 130 Clairemont Avenue, Decatur, Georgia 30030 on May 15, 1997, at 3:00 p.m. for the purpose of acting upon the following matters:

     1. To elect three members to the Board of Directors to serve three-year terms expiring in 2000 (Proposal 1).

     2. To ratify the appointment of Porter Keadle Moore, LLP as independent certified public accountants for the Company for the fiscal year ending December 31, 1997 (Proposal 2).

     3. To consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has set April 15, 1997, as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE
PROPOSALS AS MORE PARTICULARLY DESCRIBED IN THE ATTACHED PROXY STATEMENT.


YOUR PROXY IS IMPORTANT. WHETHER OR NOT A SHAREHOLDER PLANS TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY MARKING THE PROPOSALS, SIGNING AND MAILING THE PROXY TO THE COMPANY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE.


                                       By Order of the Board of Directors

                                       /s/ Ted A. Murphy
                                       --------------------------
                                       Ted A. Murphy
                                       President

                           Georgia Bancshares, Inc.
                         the bank holding company for
                          Community Bank of Georgia


                                PROXY STATEMENT
                         Annual Meeting of Shareholders
                           To Be Held May 15, 1997


                         PROXY SOLICITATION AND VOTING

General

     This Proxy Statement is being furnished in connection with the solicita-tion by the Board of Directors of Proxies from the shareholders of Georgia Bancshares, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting").

     The enclosed Proxy is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his shares voted by Proxy, even if he attends the Annual Meeting. Any Proxy may be revoked by the person giving it at any time before its exercise, by notice to the Secretary of the Company, by submitting a Proxy having a later date, or by such person appearing at the Annual Meeting and electing to vote in person. All shares represented by valid Proxies received pursuant to this solicitation and not revoked before their exercise, will be voted in the manner specified therein. If a Proxy is signed and no specification is made, the shares represented by the Proxy will be voted in favor of each of the Proposals described below and in accordance with the best judgment of the persons exercising the Proxy with respect to any other matters properly presented for action at the Annual Meeting.

     This Proxy Statement and the enclosed Proxy are being mailed to the Company's shareholders on or about April 19, 1997.

     The Company is a bank holding company organized in 1995 under the laws of the State of Georgia. The Company's subsidiary, Community Bank of Georgia (formerly known as DeKalb State Bank), commenced its commercial banking operations in Tucker, Georgia on August 5, 1991.

Record Date and Outstanding Shares

     The Board of Directors has set April 15, 1997, as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 584,228 shares of common stock of the Company issued and outstanding.

Quorum and Voting Rights

     A quorum for the Annual Meeting consists of the holders of the majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting, present in person or represented by Proxy.

      Each share of common stock of the Company is entitled to one vote on each matter to come before the Annual Meeting. All matters to be voted on at the Annual Meeting require the affirmative vote of a majority of the shares of the common stock of the Company present in person or represented by Proxy.

Solicitation of Proxies

     In addition to this solicitation by mail, the officers and employees of the Company and the Bank, without additional compensation, may solicit
Proxies in favor of the Proposals, if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward Proxy solicitation material to the beneficial owners of the shares of common stock of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of solicitation of Proxies for the Annual Meeting will be borne by the Company.

                             ELECTION OF DIRECTORS
                                 (Proposal 1)

General

     The members of the Board of Directors of the Company are elected by the shareholders. The directorships of the Company are divided into three classes, with the members of each class serving three-year terms and the shareholders of the Company electing one class annually. The Board of Directors of the Company presently consists of seven members who also serve as directors of the Bank. The members of the Board of Directors of the Bank are elected annually by the Company, acting as the sole shareholder of the Bank.

     The Board of Directors has nominated three persons for election as directors of the Company to serve three-year terms which will expire at the 2000 Annual Meeting of Shareholders or until their successors are elected and qualified. The terms of the other four incumbent directors will continue as indicated below. All the nominees are presently directors of the Company.

     It is intended that each Proxy solicited on behalf of the Board of Directors will be voted only for the election of the designated nominees. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve, but if that should occur before the Annual Meeting, it is intended that the Proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE THREE NOMINEES NAMED BELOW.

Nominees for Three-Year Terms Expiring in 2000

     The following sets forth the name, age and principal occupation of the three nominees for election as directors to three-year terms.

Name                        Age                  Principal Occupation

James L. Armstrong, Jr      56             James L. Armstrong, Jr. is the owner
                                           of Jim Armstrong Insurance Agency.

Thomas M. Carnes            72             Thomas M. Carnes is retired and was
                                           formerly Chairman of the Board of
                                           Carnes Bros., Inc., a commercial
                                           carpet company.

Robert C. Pittard           54             Robert C. Pittard is the President of
                                           Tucker Concrete Company, Inc.

Incumbent Directors Whose Terms Expire in 1998

Name                        Age                  Principal Occupation

Eugene L. Argo              63             Eugene L. Argo is President of
                                           Stacy's Pharmacy Emory Village, Inc.
                                           He also serves as Vice President of
                                           Medical  Therapies, Inc.

Ted A. Murphy               59             Ted A. Murphy is President and
                                           Chief Executive Officer of Community
                                           Bank of Georgia.  Mr Murphy began
                                           his banking career at First National
                                           Bank of Atlanta in 1954 and worked
                                           in several  operational areas of
                                           the  bank.  In 1961 he joined  The
                                           Citizens and Southern National Bank.
                                           In 1969 Mr Murphy helped establish a
                                           new State Bank Charter in Clarkston,
                                           Georgia (Citizens Bank of Clarkston,
                                           later Citizens Dekalb Bank). He
                                           served Citizens Dekalb Bank in the
                                           capacity of President, CEO and
                                           Chairman of the Board of Directors
                                           until 1986 when the bank was
                                           purchased by First Union. After this
                                           acquisition Mr Murphy served First
                                           Union in the area of Branch
                                           Supervision.

Incumbent Directors Whose Terms Expire in 1999

Name                        Age                  Principal Occupation

H. E. Norton                64             H.E. Norton is President of Norco,
                                           Inc. and its insurance agency
                                           subsidiaries.

Dr. Dean T. Teusaw          55             Dr. Dean T. Teusaw is engaged in the
                                           practice of dentistry.

      All of the Company's directors (except Mr. Pittard who was appointed to the Board in November 1996) have served in such capacity since its inception in 1995. Jerome S. Merlin, a director of the Company and the Bank since inception, died in December of 1996. There are no arrangements or understandings between the Company and any person pursuant to which any of the above persons have been or will be elected a director. There are no family relations between any of the directors or executive officers of the Company or the Bank.

Meetings of the Board of Directors

      The Board of Directors of the Company had four meetings during the 1996 fiscal year. Each director of the Company attended at least 75% of the board meetings and committee meetings of which such director was a member.
The Board of Directors of the Bank had 14 meetings during the 1996 fiscal year. Each director of the Bank attended at least 75% of the total number of board meetings of the Bank.

     The Board of Directors of the Company has a Stock Option Plan Committee. The Board of Directors of the Bank has an Executive Committee, Loan Committee, Compensation/Personnel Committee, Audit Committee and
Investment Committee.


                                BANK MANAGEMENT

     Ted A. Murphy has been the President and Chief Executive Officer of the Bank since its organization. Background information on Mr. Murphy is set forth under the heading "Election of Directors" above.

     Christian E. Menzel, age 48, joined the Bank in May of 1996 as Executive Vice President and Senior Lending Officer. From August 1991 until joining the Bank, he was Savannah City President for First Liberty Bank, Macon, Georgia. Mr. Menzel served as the Regional Credit Manager for National Bank of South Carolina from 1988 until 1991. Prior to that, he had senior commercial lending responsibilities with Mid-American Bank in Roeland Park, Kansas.

      David L. Edgar, age 34, joined the Bank in 1995 as Vice President and Chief Financial Officer. Mr. Edgar has been associated with the banking industry for approximately twelve years. The majority of his experience has been with the public accounting and consulting industry. Mr. Edgar served as Vice President-Management Advisory Services for Bricker & Melton, P.A. in Duluth, Georgia from December 1990 until August 1994. From August 1994 until his employment by Community Bank of Georgia, he served as Vice President and Chief Financial Officer of a local federally chartered credit union in Atlanta, Georgia.

     COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

     The Company does not separately compensate any of its directors or executive officers. The following sets forth certain information concerning the compensation of the Bank's chief executive officer during fiscal years 1996, 1995 and 1994. No other executive officer received annual compensation in excess of $100,000.

                          Summary Compensation Table
                                                          Long Term
                                                         Compensation
                        Annual Compensation               Awards\
                                                          Securities
   Name and                               Other Annual  Underlying    All Other
  Principal  Fiscal                        Compensation  Options   Compensation
   Position   Year      Salary      Bonus       (1)        (#)2        ($)3

Ted  A. Murphy  1996    $118,125      $18,821      $  *      815       $5,907


(1) Compensation does not include any prerequisites and other personal benefits which may be derived from business-relatedexpenditures that In the aggregate do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such person.

(2 The Company granted 815 stock options to Mr. Murphy pursuant to the Company's Directors Stock Option Plan, all of which became exercisable in 1996.

(3 Mr. Murphy received a 5% employee compensation bonus from the Bank equal to $5,907 in 1996.

     The following table sets forth certain information concerning each grant(1) of stock options to purchase the Company's common stock made during the 1996 fiscal year to the executive officer named in the Summary Compensation
Table:

                      Option Grants in Last Fiscal Year

                                        Individual Grants
                          Number of      % of Total
                          Securities     Options
                          Underlying     Granted to   Exercise or
                          Options        Employees in Base Price      Expiration
    Name                  Granted(#)     Fiscal Year    ($/Sh)        Date
Ted A. Murphy                815            100%      $9.81/shares    6/1/2000

(1) The company granted 815 stock options to Mr. Murphy pursuant to the Company's Directors Stock Option Plan, all of which became exercisable in 1996.

     The following table sets forth certain information regarding the exercise of stock options in the 1996 fiscal year by the executive officer named in the Summary Compensation Table and the value of options held by such executive officer at the end of such fiscal year.

              Aggregated Option Exercises in Last Fiscal Year
                      and Fiscal Year-End Option Values
                  Shares Acquired   Value Realized

                                              Number of
                                              Securities      Value of
                                              Underlying      Unexercised
                                              Unexercised    In-the-Money
                                              Options at      Options at
                                              FY-End (#)      FY-End ($)

                                    Value
                 Shares Acquired     Realized  Exercisable    Exercisable
    Name         on Exercise (#)      ($)    Unexercisable  Unexercisable(1)

Ted A. Murphy           0               0           815/0       $2.69/$0

(1) Market value of shares covered by in-the-money options, less option exercise price. Options are in the money if the market value of the shares covered thereby is greater than the option exercise price.

Employment Agreement

     Ted A. Murphy is the President and Chief Executive Officer of the Bank pursuant to an Employment Agreement. This agreement provides for a term of employment terminating on December 31, 1997, unless an extension thereto is agreed to by the parties. The agreement provides that Mr. Murphy may be terminated upon his death, disability or for "cause." Mr. Murphy may also be terminated without cause. If terminated without cause, Mr. Murphy would be entitled to receive severance compensation in the amount of 12 consecutive months of compensation based upon his annual base salary. Medical and disability benefits for Mr. Murphy and his family would be continued during the 12-month period. Mr. Murphy would also be entitled to receive severance compensation if a change of control of the Bank occurs (or if more than one-third of the members of the Board of Directors of the Bank changes during a 12-month period of time while the agreement is in effect) and his duties are changed in connection therewith so that he is no longer functioning as the Bank's Chief Executive Officer or he is no longer given the title of President and Chief Executive Officer.

     Under the Employment Agreement, Mr. Murphy received a base salary through December 31, 1995 in the amount of $109,375. His base salary was increased by 8% for 1996 and will be increased 10% for the year 1997. In addition to Mr. Murphy's base salary, Mr. Murphy will receive a performance bonus if certain targeted goals for the Bank's budgeted earnings (as may be set by the Bank's Board of Directors) are met, in an amount equal to 15% of his base salary in the year that the performance goals are met. Mr. Murphy may also be entitled to receive additional bonuses as may be approved by the Board of Directors. The Employment Agreement also provides for group health insurance for Mr. Murphy and his immediate family, an allowance for country club or dining memberships,a monthly car allowance (or in lieu thereof, use of a Bank-owned automobile), expenses for attendance at two trade association conventions and four weeks paid vacation.

Director Compensation

      The Company does not compensate any of its directors for their services as directors. The directors of the Bank receive $250 for each board meeting and $75 for each committee meeting.

                            PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the shares of common stock of the Company owned as of the record date (i) by each person who beneficially owns more than 5% of the shares of common stock of the Company
(ii) by each of the Company's directors and (iii) by all directors and executive officers of the Company as a group.

                                          Beneficial Ownership(2)
                                       Number          Percentage
        Name(1)                        of Shares        Ownership

        Eugene L. Argo(3)                  46,444          7.94%
        James L. Armstrong, Jr.            24,716          4.23%
        Thomas M. Carnes(4)                 6,722          1.15%
        Ted A. Murphy(5)                   12,487          2.13%
        H. E. Norton(6)                    20,000          3.42%
        Dr. Dean T. Teusaw(7)               6,280          1.07%
        Robert C. Pittard(8)                  500          0.08%

        All directors and executive
        officers as a group (9 persons)   117,149         20.05%


(1) Except as otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information as to beneficial ownership has been furnished by the respective persons listed in the above table.

(2)     Based on 584,228 shares outstanding as of the record date.

(3) Includes 14,990 shares which are held of record by Mr. Argo's spouse and as to which he disclaims beneficial ownership.

(4)     Includes 1,540 shares which are held of record by Mr. Carnes' spouse.

(5) Includes 4,487 shares which are held of record by Mr. Murphy's spouse and as to which he disclaims beneficial ownership.

(6) Includes 10,000 shares which are held of record by Mr. Norton's spouse and as to which he disclaims beneficial ownership.

(7) Includes (a) 100 shares which are held of record by Dr. Teusaw's spouse and as to which he disclaims beneficial ownership and (b) 200 shares held for Dr. Teusaw's minor children.

(8) Includes 250 shares which are held of record by Mr. Pittard's spouse and as to which he disclaims beneficial ownership.


Reports of Beneficial Ownership

     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own 10% or more of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and 10% or more stockholders are required by Securities and Exchange
Commission regulations to furnish the Company with copies of all Section 16 (a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, during the fiscal year ended December 31, 1996, all officers, directors, and 10% or more stockholders complied with all Section 16
(a) filing requirements.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain executive officers and directors of the Company and the Bank, and principal shareholders of the Company and affiliates of such persons have, from time to time, engaged in banking transactions with the Bank and are expected to continue such relationships in the future. All loans or other extensions of credit made by the Bank to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated parties and were believed by management to not involve more than the normal risk of collectibility or to present other unfavorable features. As of December 31, 1996, loans to executive officers and directors of the Company and the Bank, and principal shareholders of the Company and affiliates of such persons, amounted to $327,138 in the aggregate.

                        RATIFICATION OF APPOINTMENT OF
                  INDEPENDENT CERTIFIED PUBLIC  ACCOUNTANTS
                                 (Proposal 2)

     The Board of Directors has appointed the firm of Porter Keadle Moore, LLP to continue as its independent certified public accountants for the fiscal year ending December 31, 1997, subject to ratification by the Company's shareholders. A representative of the accounting firm is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF PORTER KEADLE MOORE, LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.


                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended for inclusion in the Company's Proxy material for the 1998 Annual Meeting of Shareholders must be received at the principal offices of the Company not later than December 1, 1997.


                                 OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Annual Meeting other than the Proposals referred to herein. If other matters are properly presented for action at the Annual Meeting, it is intended that the persons named as Proxies will vote or refrain from voting in accordance with their best judgment on such matters.


                                 ANNUAL REPORT

     Copies of the 1996 Annual Report are being mailed to all shareholders together with this Proxy Statement. Additional copies may be obtained from the Secretary, Georgia Bancshares, Inc., 3333 Lawrenceville Highway, Tucker, Georgia 30084.